Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 11, 2011, with respect to the consolidated financial statements included in the Transition Report of TPC Group Inc. on Form 10-K for the transition period from July 1, 2010 to December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of TPC Group Inc. on Form S-8 (File No. 333-166132, effective April 26, 2010).

/s/ Grant Thornton LLP

Houston, Texas

March 11, 2011